SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 1, 2009

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On July 1, 2009, Evolving Systems, Inc. (the “Company”) issued a press release announcing that its Board of Directors approved a reverse stock split of its common stock at a ratio of one-for-two. The reverse stock split, which was authorized by the stockholders at the Company’s 2009 annual meeting of stockholders held June 9, 2009, will take effect at 11:59 p.m. (Eastern time) on July 20, 2009 (the “Effective Time”). Trading of the Company’s common stock on the Nasdaq Capital Market will continue, on a reverse stock split-adjusted basis, with the opening of the markets on July 21, 2009. As a result of the reverse stock split, each two shares of the Company’s common stock that are issued and outstanding or held in treasury at the Effective Time will be automatically combined into one share, subject to the elimination of fractional shares as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2009. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release issued by Evolving Systems, Inc. on July 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 1, 2009

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit 99.1 Press release issued by Evolving Systems, Inc. on July 1, 2009.